UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 14, 2009

(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30299 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 14, 2009, the board of directors (the “Board”) of Southern Star Energy Inc. (the “Company”) and the Company’s management, including the Company’s recently appointed chief financial officer (the “CFO”), determined that the Company’s consolidated financial statements for the three and six months ended November 30, 2007 (the “Relevant Statements”), as filed with the Company’s Form 10-QSB for the quarter ended November 30, 2007 (the “Relevant Report”), incorrectly recognized a portion of the Company’s stock-based compensation expense. The Company recorded as expense the grant-date fair value of certain stock option awards at the time of grant instead of over the requisite service period as required by Statement of Financial Accounting Standard No. 123R, Share-Based Payment (“SFAS 123R”). Although this accounting error was corrected by adjusting entries in the Company’s consolidated financial statements for the three and nine months ended February 29, 2008, the Board and the Company’s management have determined that the Relevant Statements can no longer be relied upon. The Company intends to file amended Relevant Statements in a Form 10-QSB/A for the period ended November 30, 2007 no later than February 16, 2009.

The Company’s management and previous auditor first discovered the accounting error in March 2008 during their review of the consolidated financial statements for the three and nine months ended February 29, 2008. Accordingly, the Company adjusted the stock-based compensation expense for the three and nine months ended February 29, 2008 to recognize the grant-date fair value of certain stock option awards over the requisite service period in accordance with SFAS 123R. In January 2009, in preparing the Company’s consolidated financial statements for the period ended November 30, 2008 and reviewing previously filed financial statements, the Company’s new CFO noted that the Relevant Statements had not been restated to reflect the adjustments to stock-based compensation expense recorded for the three and nine months ended February 29, 2008. Accordingly, on January 14, 2009, the Company’s chief executive officer, the CFO and the Board, in consultation with Weaver and Tidwell, L.L.P., the Company’s recently appointed (October 1, 2008) principal registered independent public accounting firm (the “Auditor”), determined that the Relevant Statements could no longer be relied upon and must be restated in compliance with SFAS 123R.

The Company’s non-compliance with SFAS 123R in the Relevant Statements resulted in an overstatement of stock-based compensation expense of $993,725 for the period ended November 30, 2007. This had the following consequences in the Relevant Statements:

•

an overstatement of $993,725 to the Company’s (a) general and administrative expenses, total operating expenses, net loss from operations, net loss before discontinued operations and net loss for the three and six months ended November 30, 2007 and for the period from February 7, 2005 (inception) to November 30, 2007; (b) stock-based compensation for the six months ended November 30, 2007 and for the period from February 7, 2005 (inception) to November 30, 2007; and (c) additional paid-in capital and deficit accumulated during the exploration stage as at November 30, 2007; and

•	an overstatement by $0.03 to the Company’s basic net loss per share and diluted net loss per share for the three and six months ended November 30, 2007.

The Company’s restatement of the Relevant Statements will adjust the overstatements by $993,725 or $0.03 (as applicable) and restate the erroneous entries in compliance with SFAS 123R. The amended Relevant Report will include revised consolidated financial statements and a revised Managements Discussion and Analysis or Plan of Operation. Also, as a result of this matter, management will evaluate the effectiveness of the design and operation of its disclosure controls and procedures, and will disclose the results of this evaluation in the Form 10-QSB/A to be filed with the Securities and Exchange Commission for the quarter ended November 30, 2007. No adjustments are necessary for financial statements for periods subsequent to November 30, 2007, and neither the restatement nor the error caused a breach of covenants or default on obligations by the Company.

The Company anticipates that the costs to the Company stemming from this error will be immaterial.

The matters disclosed in this Current Report on Form 8-K have been discussed with and reviewed by the Company’s management, the Board and the Auditor.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: February 9, 2009	By: Christopher H. Taylor Christopher H. Taylor Chief Financial Officer